Exhibit 99.1

Red Hat Reports Fourth Quarter and Fiscal Year 2010 Results

  Annual revenue of $748 million, up 15% year-over-year
  Annual subscription revenue of $639 million, up 18% year-over-year
  Annual GAAP EPS of $0.45, up 15%; Non-GAAP EPS of $0.71, up 20% year-over-year
  Deferred Revenue of $646 million, up 19% year-over-year

RALEIGH, N.C.--(BUSINESS WIRE)--March 24, 2010--Red Hat Inc. (NYSE: RHT), the world’s leading provider of open source solutions, today announced financial results for its fiscal fourth quarter and fiscal year ended February 28, 2010.

Total revenue for the quarter was $195.9 million, an increase of 18% from the year ago quarter. Subscription revenue for the quarter was $169.2 million, up 21% year-over-year. For the full year, total revenue was $748.2 million, an increase of 15% over the prior year, and subscription revenue was $638.7 million, up 18% year-over-year.

“With double digit revenue growth and record billings, our fourth quarter capped off a year of solid performance, moving us closer to our milestone revenue goal of a billion dollars,” stated Jim Whitehurst, President and Chief Executive Officer of Red Hat. “As we look forward, we believe that we are well positioned at the confluence of several major technology trends in the data center, including cloud computing, virtualization and middleware. Red Hat’s products directly address these trends and deliver innovative, cost-saving solutions to our customers that we expect will continue to drive our growth.”

GAAP operating income for the fourth quarter and the full fiscal year 2010 was $28.0 million and $100.3 million respectively. GAAP operating margin was 14.3% in the fourth quarter and 13.4% for the full year. After adjusting for stock compensation expense, amortization expense and the charge for our previously announced litigation settlement, as detailed in the tables below, non-GAAP operating income for the quarter was $46.6 million, or a 23.8% operating margin, and full year non-GAAP operating income was $177.0 million. Full year non-GAAP operating margin was 23.7%, an increase of 100 basis points from the prior year.

GAAP net income for the quarter was $23.4 million, or $0.12 per diluted share, compared with $16.4 million, or $0.08 per diluted share, for the prior quarter and $16.0 million, or $0.08 per diluted share, in the year ago quarter. Non-GAAP adjusted net income for the quarter was $36.5 million, or $0.19 per diluted share, after adjusting for stock compensation expense and amortization expense, as detailed in the tables below. This compares to non-GAAP adjusted net income of $33.5 million, or $0.17 per diluted share in the prior quarter and $28.5 million, or $0.15 per diluted share in the year ago quarter.

For the full year, GAAP net income was $87.3 million or $0.45 per diluted share, compared with $78.7 million or $0.39 per diluted share in the prior year. After adjusting for stock compensation expense, amortization expense and the charge for our previously announced litigation settlement, as detailed in the tables below, non-GAAP adjusted net income for the year was $138.1 million or $0.71 per diluted share, compared to $121.5 million and $0.59 per diluted share for the fiscal year ended February 28, 2009.

GAAP operating cash flow totaled $77.9 million for the quarter and $255.2 million for the full year, after payment of $8.8 million for our previously announced litigation settlement. At year end, the company’s total deferred revenue balance was $645.9 million, an increase of 19% on a year-over-year basis and 4% sequentially. Cash and investments at February 28, 2010 totaled $970.2 million after repurchasing approximately $90.1 million, or 3.1 million shares, of common stock in the quarter. For the full fiscal year, Red Hat repurchased $236.4 million, or 10 million shares, of common stock. The diluted share count for the full year is 193.5 million shares, down 8.4% from the prior year.

“This year has been about consistent execution in the most difficult economic conditions in our lifetime. We managed costs carefully while continuing to invest significantly. We added over 350 employees consistently throughout the year, principally in engineering and sales. We invested in sales training, systems and new equipment while holding the line on travel and other discretionary costs. As a result, we grew annual non-GAAP operating income by 19% and improved operating margin by 100 basis points for the full year,” stated Charlie Peters, Executive Vice President and Chief Financial Officer of Red Hat. “We have had consistently strong cash flow for some time, but the fourth quarter was exceptional with GAAP operating cash flow of $77.9 million, up 31% year-over-year, even after the one time litigation payment of $8.8 million.”

Additional information on Red Hat’s reported results, including a reconciliation of the non-GAAP adjusted results, are included in the financial tables below. A live webcast of Red Hat’s results will begin at 5:00 pm ET today and can be accessed by the general public at Red Hat’s investor relations website at http://investors.redhat.com. A replay of the webcast will be available shortly after the live event has ended.

About Red Hat, Inc.

Red Hat, the world’s leading provider of open source solutions and an S&P 500 company, is headquartered in Raleigh, NC, with over 65 offices spanning the globe. CIOs ranked Red Hat as one of the top vendors delivering value in Enterprise Software for six consecutive years in the CIO Insight Magazine Vendor Value survey. Red Hat provides high-quality, affordable technology with its operating system platform, Red Hat Enterprise Linux, together with virtualization, applications, management and Services Oriented Architecture (SOA) solutions, including Red Hat Enterprise Virtualization and JBoss Enterprise Middleware. Red Hat also offers support, training and consulting services to its customers worldwide. Learn more: http://www.redhat.com.

Forward-Looking Statements

Certain statements contained in this press release may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements provide current expectations of future events based on certain assumptions and include any statement that does not directly relate to any historical or current fact. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors, including: risks related to delays or reductions in information technology spending, uncertainty and adverse results in litigation and related settlements, the integration of acquisitions and the ability to market successfully acquired technologies and products; the ability of the Company to effectively compete; the inability to adequately protect Company intellectual property and the potential for infringement or breach of license claims of or relating to third party intellectual property; the ability to deliver and stimulate demand for new products and technological innovations on a timely basis; risks related to data and information security vulnerabilities; ineffective management of, and control over, the Company’s growth and international operations; fluctuations in exchange rates; and changes in and a dependence on key personnel, as well as other factors contained in our most recent Quarterly Report on Form 10-Q (copies of which may be accessed through the Securities and Exchange Commission’s website at http://www.sec.gov), including those found therein under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations.” In addition to these factors, actual future performance, outcomes, and results may differ materially because of more general factors including (without limitation) general industry and market conditions and growth rates, economic conditions, and governmental and public policy changes. The forward-looking statements included in this press release represent the Company’s views as of the date of this press release and these views could change. However, while the Company may elect to update these forward-looking statements at some point in the future, the Company specifically disclaims any obligation to do so. These forward-looking statements should not be relied upon as representing the Company’s views as of any date subsequent to the date of the press release.

© 2009 Red Hat, Inc. Red Hat, the Shadowman logo and JBoss are registered trademarks of Red Hat, Inc. in the U.S. and other countries. Linux is a registered trademark of Linus Torvalds.

RED HAT, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
(In thousands - except per share amounts)

	Three Months Ended		Twelve Months Ended
	February 28,	February 28,	February 28,	February 28,
	2010	2009	2010	2009
Revenue:

Subscriptions	$169,158	$139,356	$638,654	$541,210
Training and services	26,710	26,865	109,582	111,362

Total subscription, training and services revenue	195,868	166,221	748,236	652,572

Cost of revenue:

Subscriptions	11,393	9,819	43,426	37,267
Training and services	17,945	15,834	70,419	68,859

Total cost of subscription, training and services revenue	29,338	25,653	113,845	106,126

Total gross profit	166,530	140,568	634,391	546,446

Operating expense:
Sales and marketing	70,462	61,202	272,705	238,552
Research and development	38,293	34,993	148,360	130,177
General and administrative	29,816	24,136	104,227	95,196
Litigation Settlement	-	-	8,750	-

Total operating expense	138,571	120,331	534,042	463,925

Income from operations	27,959	20,237	100,349	82,521
Interest income	2,220	5,904	10,381	36,473
Other income (expense), net	4,355	(688)	10,936	7,336
Interest expense	(26)	(433)	(164)	(4,798)

Income before provision for income taxes	34,508	25,020	121,502	121,532
Provision for income taxes	11,120	9,032	34,249	42,811

Net income	$23,388	$15,988	$87,253	$78,721

Net income-diluted	$23,388	$16,210	$87,253	$81,597

Net income per share:
Basic	$0.12	$0.08	$0.46	$0.41
Diluted	$0.12	$0.08	$0.45	$0.39

Weighted average shares outstanding:
Basic	187,911	190,146	187,845	190,772
Diluted	193,822	197,820	193,546	211,344

Diluted net income per share computation:
Net income, basic	$23,388	$15,988	$87,253	$78,721
Interest expense on convertible debentures, net of related GAAP tax effects	-	142	-	1,413
Amortization of debt issuance costs, net of related GAAP tax effects	-	80	-	1,463

Net income, diluted	$23,388	$16,210	$87,253	$81,597

RED HAT, INC.
CONSOLIDATED BALANCE SHEETS
(In thousands)

ASSETS
	February 28,	February 28,
	2010	2009
	(Unaudited)
Current assets:
Cash and cash equivalents	$388,118	$515,548
Investments in debt and equity securities	372,656	147,178
Accounts receivable, net	139,436	128,669
Prepaid expenses and other current assets	102,909	99,437

Total current assets	1,003,119	890,832

Property and equipment, net	71,708	67,913
Goodwill	438,749	438,109
Identifiable intangibles, net	108,213	122,177
Investments in debt securities	209,411	183,363
Other assets, net	39,672	51,242

Total assets	$1,870,872	$1,753,636

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$16,483	$9,576
Accrued expenses	68,334	54,123
Deferred revenue	480,572	382,050
Other current obligations	878	900

Total current liabilities	566,267	446,649

Deferred lease credits	4,184	4,470
Long term deferred revenue	165,288	161,032
Other long term obligations	24,081	35,432
Stockholders' equity:
Common stock	22	21
Additional paid-in capital	1,444,848	1,281,469
Retained earnings	137,772	50,519
Treasury stock, at cost	(472,646)	(236,283)
Accumulated other comprehensive income	1,056	10,327

Total stockholders' equity	1,111,052	1,106,053

Total liabilities and stockholders' equity	$1,870,872	$1,753,636

RED HAT, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
(In thousands)

	Three Months Ended		Twelve Months Ended
	February 28,	February 28,	February 28,	February 28,
	2010	2009	2010	2009

Cash flows from operating activities:
Net income	$23,388	$15,988	$87,253	$78,721
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	12,014	10,824	45,861	40,309
Share-based compensation expense	14,042	14,633	48,288	48,315
Deferred income taxes	5,570	11,719	20,636	38,979
Excess tax benefits from share-based payment arrangements	(8,289)	(11,891)	(35,569)	(51,137)
(Gain) Loss on sale of equity securities	(4,409)	1,148	(12,656)	(3,848)
Gain on repurchase of convertible debentures	-	-	-	(4,129)
Other	1,453	1,105	1,248	3,413
Changes in operating assets and liabilities net of effects of acquisitions:
Accounts receivable	(6,159)	(16,029)	(7,290)	(2,341)
Prepaid expenses and other current assets	(4,709)	(4,660)	3,147	(18,968)
Accounts payable	(375)	(1,138)	6,569	(7,275)
Accrued expenses	(1,414)	(1,520)	15,423	17,056
Deferred revenue	46,662	39,644	82,625	97,861
Other assets, net	119	(159)	(286)	(517)

Net cash provided by operating activities	77,893	59,664	255,249	236,439

Cash flows from investing activities:
Purchase of available-for-sale debt securities	(132,630)	(65,105)	(666,890)	(396,810)
Proceeds from sales and maturities of available-for-sale debt securities	113,321	286,701	412,514	714,015
Proceeds from sales of available-for-sale equity securities	4,681	-	13,053	5,568
Acquisitions of businesses, net of cash acquired	-	-	-	(148,140)
Net purchase of strategic equity investments	(400)	-	(1,768)	-
Purchase of developed technologies and other intangible assets	(1,775)	(811)	(4,692)	(3,932)
Purchase of property and equipment	(7,103)	(6,321)	(28,420)	(24,485)

Net cash used in investing activities	(23,906)	214,464	(276,203)	146,216

Cash flows from financing activities:
Excess tax benefits from share-based payment arrangements	8,289	11,891	35,569	51,137
Proceeds from exercise of common stock options	39,758	1,117	103,332	18,355
Repurchase of convertible debentures	-	(285,500)	-	(565,558)
Purchase of treasury stock	(90,147)	(3,973)	(236,393)	(42,319)
Payments related to net settlement of employee share-based compensation awards	(2,801)	(457)	(11,855)	(2,698)
Structured stock repurchase	-	-	-	1,989
Payments on other borrowings	-	-	(900)	(69)

Net cash used in financing activities	(44,901)	(276,922)	(110,247)	(539,163)

Effect of foreign currency exchange rates on cash and cash equivalents	(10,677)	(1,495)	3,771	(5,664)
Net decrease in cash and cash equivalents	(1,591)	(4,289)	(127,430)	(162,172)
Cash and cash equivalents at beginning of the period	389,709	519,837	515,548	677,720

Cash and cash equivalents at end of period	$388,118	$515,548	$388,118	$515,548

RED HAT, INC.
RECONCILIATION OF CERTAIN GAAP RESULTS TO NON-GAAP ADJUSTED RESULTS
(Unaudited)
(In thousands - except per share amounts)

Non cash share-based compensation expense included in Consolidated Statements of Operations:

	Three Months Ended		Twelve Months Ended
	February 28,	February 28,	February 28,	February 28,
	2010	2009	2010	2009

Cost of revenue	$1,155	$1,004	$3,630	$3,065
Sales and marketing	4,166	4,239	14,041	13,826
Research and development	4,026	4,251	13,614	14,027
General and administration	4,696	5,139	17,004	17,397
Total share-based compensation expense	$14,043	$14,633	$48,289	$48,315

Amortization of intangible assets expense included in Consolidated Statements of Operations:

	Three Months Ended		Twelve Months Ended
	February 28,	February 28,	February 28,	February 28,
	2010	2009	2010	2009

Cost of revenue	$724	$969	$3,662	$3,503
Sales and marketing	2,148	2,187	9,056	9,048
Research and development	925	953	3,702	2,003
General and administration	816	797	3,228	3,053
Total amortization of intangible assets expense	$4,613	$4,906	$19,648	$17,607

Class action litigation settlement expense included in Consolidated Statement of Operations:

	Three Months Ended		Twelve Months Ended
	February 28,	February 28,	February 28,	February 28,
	2010	2009	2010	2009

Litigation Settlement	-	-	$8,750	-

	Three Months Ended		Twelve Months Ended
	February 28,	February 28,	February 28,	February 28,
	2010	2009	2010	2009

GAAP net income	$23,388	$15,988	$87,253	$78,721

Provision for income taxes	11,120	9,032	34,249	42,811

GAAP income before provision for income taxes	$34,508	$25,020	$121,502	$121,532

Add: Non-cash share-based compensation expense per ASC 718	14,043	14,633	48,289	48,315
Add: Amortization of intangible assets	4,613	4,906	19,648	17,607
Add: Litigation settlement	-	-	8,750	-

Non-GAAP adjusted income before provision for income taxes	$53,164	$44,559	$198,189	$187,454

Provision for income taxes (1)	$16,624	$16,086	$60,065	$65,984

Non-GAAP adjusted net income	$36,540	$28,473	$138,124	$121,470

Non-GAAP adjusted net income-diluted	$36,540	$28,695	$138,124	$124,346

Non-GAAP adjusted net income per share:
Basic	$0.19	$0.15	$0.74	$0.64
Diluted	$0.19	$0.15	$0.71	$0.59

Non-GAAP diluted net income per share computation:
Non-GAAP adjusted net income	$36,540	$28,473	$138,124	$121,470
Interest expense on convertible debentures, net of related GAAP tax effects	-	142	-	1,413
Amortization of debt issuance costs, net of related GAAP tax effects	-	80	-	1,463

Non-GAAP adjusted net income-diluted	$36,540	$28,695	$138,124	$124,346

(1) Provision for income taxes:
Non-GAAP adjusted net income before income tax provision	$53,164	$44,559	$198,189	$187,454
Estimated annual effective tax rate	31.3%	36.1%	34.0%	35.2%
Non-GAAP provision for income taxes before discrete tax benefit	$16,624	$16,086	$67,384	$65,984
Discrete tax benefit	-	-	7,319	-
Provision for income taxes on Non-GAAP adjusted net income	$16,624	$16,086	$60,065	$65,984

RED HAT, INC.
RECONCILIATION OF CERTAIN GAAP RESULTS TO NON-GAAP ADJUSTED RESULTS
(Unaudited)
(In thousands - except per share amounts)

Reconciliation of GAAP results to non-GAAP adjusted results

	Three Months Ended		Twelve Months Ended
	February 28,	February 28,	February 28,	February 28,
	2010	2009	2010	2009

GAAP gross profit	$166,530	$140,568	$634,391	$546,446

Add: Non-cash share-based compensation expense per ASC 718	1,155	1,004	3,630	3,065
Add: Amortization of intangible assets	724	969	3,662	3,503

Non-GAAP gross profit	$168,409	$142,541	$641,683	$553,014

Non-GAAP gross margin	86%	86%	86%	85%

	Three Months Ended		Twelve Months Ended
	February 28,	February 28,	February 28,	February 28,
	2010	2009	2010	2009

GAAP operating expenses	$138,571	$120,331	$534,042	$463,925

Deduct: Non-cash share-based compensation expense per ASC 718	(12,888)	(13,629)	(44,659)	(45,250)
Deduct: Amortization of intangible assets	(3,889)	(3,937)	(15,986)	(14,104)
Deduct: Litigation Settlement	-	-	(8,750)	-

Non-GAAP adjusted operating expenses	$121,794	$102,765	$464,647	$404,571

	Three Months Ended		Twelve Months Ended
	February 28,	February 28,	February 28,	February 28,
	2010	2009	2010	2009

GAAP operating income	$27,959	$20,237	$100,349	$82,521

Add: Non-cash share-based compensation expense per ASC 718	14,043	14,633	48,289	48,315
Add: Amortization of intangible assets	4,613	4,906	19,648	17,607
Add: Litigation Settlement	-	-	8,750	-

Non-GAAP adjusted operating income	$46,615	$39,776	$177,036	$148,443

Non-GAAP adjusted operating margin	23.8%	23.9%	23.7%	22.7%

CONTACT:
Red Hat Inc.
Media Contact:
Kara Schiltz, 919-301-3002
kschiltz@redhat.com
or
Investor Relations:
Tom McCallum, 919-754-4630
tmccallum@redhat.com